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                                                                   EXHIBIT 10.22


                      CUMMINGS PROPERTIES MANAGEMENT, INC.
                                  STANDARD FORM

                                COMMERCIAL LEASE

In consideration of the covenants herein contained. Cummings Properties Management, Inc., hereinafter called LESSOR, does hereby lease to ArQule Inc. (a DE Corp.), hereinafter called LESSEE, the following described premises, hereinafter called the leased premises approximately 16,489 square feet (including 10.65% common area) at 200 Boston Avenue, Suite 1000, Medford, MA 02155. TO HAVE AND HOLD the leased premises for a term of fifty three (53) months commencing at noon on March 1, 1997 and ending at noon on July 30, 2001 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises.

1. RENT. LESSEE shall pay to LESSOR base rent at the rate of two hundred fifty three thousand four hundred sixty five (253,465.00) U.S. dollars per year, payable in advance in monthly installments of $21,122.08 on the first day in each calendar month in advance except as other-wise provided in the Rider to Lease the first monthly payment to be made upon LESSEE's execution of this lease, including payment in advance of appropriate fractions of a monthly payment for any portion of a month at the commencement or end of said lease term. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate if the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers) U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the index. All such adjustments shall take place with the rent due on January 1 of each year during the lease term. The base month from which to determine the amount of each increase in the index shall be January 1996, which figure shall be compared with the figure for November 1996, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year in the event that the Consumer Price index as presently computed is discontinued as a measure of "Cost of Living" changes, any adjustment shall then be made on the basis of a comparable index then in general use.

2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of forty thousand (40,000.00) dollars (to which LESSEE's previous $2,500.00 deposit shall be applied) upon the execution of this lease by LESSEE, which shall be held as security for LESSEE's performance as herein provided and refunded to LESSEE without interest at the end of this lease subject to LESSEE's satisfactory compliance with the conditions hereof. In the event of any default or breach of this lease by LESSEE continuing


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beyond any applicable notice or grace period, LESSOR shall immediately apply the security deposit first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall be responsible for restoring said deposit forthwith and failure to do so shall be considered a substantial default under the lease. LESSEE's failure to remit the full security deposit or any portion thereof when due shall also constitute a substantial lease default.

3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of executive and administrative offices, storage of supplies, administrative materials and non-hazardous lab equipment.

4. ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leasable square footage of the building of which the leased premises are a part, whether such increase is caused by an increase in the tax rate, or the assessment on the property, or a change in the method of determining real estate taxes. LESSEE shall make payment within thirty (30) days of written notice from LESSOR that such increased taxes are payable, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 1996 in the event that the building of which the leased premises are a part was not assessed as a completed building as of the aforementioned date, then the base assessment shall be as of the first date when the building is assessed as a completed structure.

5. UTILITIES. LESSOR shall provide equipment per LESSOR's building standard specifications to heat the leased premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the leased premises* including electricity, gas, water and sewer.
Lessee shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined either by separate meters serving the leased premises. LESSEE shall also pay LESSOR proportionate share of any other fees and charges relating in any way to utility use at the building. No plumbing, construction or electrical work of any type shall be done without LESSOR's prior written approval and the appropriate municipal permit. *as determined by separate meters serving the leased premises

6. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation,or activity shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noise or offensive, or contrary to any statute, regulation, or ordinance in force in the city or town in which the leased premises are situated. LESSEE shall keep all employees working in the leased premises covered with Worker's Compensation insurance and shall obtain any licenses and permits necessary for LESSEE's occupancy except for the certificate of occupancy which LESSOR shall obtain. LESSEE shall be responsible for

* for some purpose other than as set forth in Section 3 above

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causing the leased premises and any work conducted therein to be in full compliance with applicable statute, regulation, ordinance or bylaw.

7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within thirty (30) days of intention to restore the leased premises or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises by any taking by eminent domain except for damage to LESSEE'S property or equipment.

8. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office (or successor), local Fire Department. LESSOR's insurer, or any similar body, LESSEE shall no demand reimburse LESSOR, and all other tenants, all extra insurance premiums caused by LESSEE's use of the leased premises for some purpose other than as set forth in Section 3 above. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours unless LESSEE continues to pay rent and comply with all other obligations under this lease.

9. MAINTENANCE OF PREMISES. LESSOR will be responsible for maintenance of the common areas and all structural maintenance of the leased premises and for the normal daytime maintenance of all space heating and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE or others, chemical, water or corrosion damage from any source, and maintenance condition as they are at the commencement of the term or as they may be put in during the term of this lease, normal wear and tear and damage by fire, other casualty or LESSOR's negligence or misconduct only excepted, and whenever necessary to replace light bulbs, plate glass and other glass therein, acknowledging that the lease premises will be in good order and upon delivery by LESSOR following __, and the light bulbs and glass whole. LESSEE will properly control or vent all solvents, degreasers, smoke, odors, etc. and shall not cause the area surrounding the leased premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any acid or corrosive substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stopped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises includes any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. If the leased premises are carpeted or partially carpeted, LESSEE will protect carpet with plastic or masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR's expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in air conditioning equipment or electrical capacity or any installation and/or maintenance of equipment which is necessitated by some specific aspect of LESSEE's use of the leased premises shall be at LESSEE's expense. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.

10. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations provided LESSOR consents thereto in writing. All such allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's construction specifications. If LESSOR at LESSOR's request performs any services or maintenance for LESSEE in connection with such alterations or otherwise, any just invoice will be promptly paid. LESSEE shall not permit any mechanics'

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liens, or similar liens to remain upon the leased premises in connection with the work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR, except as otherwise provided in the Rider to Lease. Any alterations completed by LESSOR shall be LESSOR's "building standard" unless noted otherwise. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the building of which the leased premises are a part provided that any such changes do not reasonably interfere with LESSEE's occupancy of the leased premises for the permit use and do not materially diminish the parking areas available for LESSEE's use in common with others.

11. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other firm or individual to occupy the whole or any part of the leased premises without LESSOR's prior written consent. Notwithstanding such assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performances of the covenants and conditions of this lease. LESSEE shall pay LESSOR promptly to reasonable legal and reasonable administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.

12. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

13. LESSOR'S ACCESS. LESSOR or agents of LESSOR may at reasonable times upon reasonable prior notice except in the case of emergencies enter to view the leased premises, may remove any signs not approved and affixed as herein provided, may make repairs and alterations as LESSOR should elect to do or as required under the lease and repairs which LESSEE is required but has failed to do, and may show leased premises to others, subject to LESSEE'S reasonable confidentiality and security needs and only if LESSOR is accompanied by a representative of LESSEE.

14. SNOW REMOVAL. The plowing of snow from all roadways, accessways and unobstructed parking and loading areas shall be at the sole expense of LESSOR. The control of snow and ice on all steps serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSOR. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and owner harmless from any and all claims by lessee's agents, representatives, employees, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises.

15. ACCESS AND PARKING. LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof and as provided in Section 9. Said parking areas plus any stairs, walkways, elevators or other common areas shall in all cases be considered a part of the leased premises when they are utilized by LESSEE, or LESSEE's employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the

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walkways or approached to said building, and will conform to all reasonable rules now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the building, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. No unattended parking will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from December 1 through March 31 annually, such parking shall be permitted only in those areas specifically designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailer of any type, may not be parked overnight at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's agent, employees, invitees or callers, at any time. LESSOR shall not be responsible for providing any security services for the leased premises.

16. LIABILITY AND INSURANCE. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises (including any extension thereof) from whatever cause arising, and damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE; and LESSEE agrees to indemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to expenses, damage, causes of action, suits, claims or judgments caused by or in any way growing out of any mattes aforesaid, except for death, personal injuries or property damage directly resulting from the willful misconduct or omission or negligence of LESSOR.

17. INSURANCE. LESSEE will secure and carry at its own expense a comprehensive general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises or therein used by LESSEE, such policy to insure LESSEE, LESSOR and OWNER against any claim up to One Million (1,000,000 Dollars) in the case of any one accident involving bodily injury (including death), and up to One Million (1,000,000) Dollars against any claim for damage to property. LESSOR and Owner shall be included in each such policy as additional insureds. LESSEE will file with LESSOR prior to occupancy certificates showing that such insurance is in force and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each insured. In the event LESSEE shall fail to provide or maintain such insurance at any time during the term of the lease, then LESSOR may elect to contract for such insurance at LESSEE's expense.

18. SIGNS. LESSOR authorizes, and LESSEE at LESSEE's expense agrees to erect, on exterior metal letters sign on the front of the leased premises consistent in style, size, location, etc. with other signs of nearby tenants. LESSOR shall obtain the written consent of LESSOR before erecting any other sign on the leased premises, and shall obtain prior written approval as to size, wording, and location of all authorized signs. LESSOR may remove and dispose of any sign not approved, erected or displayed in conformance with this provision.

19. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this

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lease and LESSEE agrees to indemnity LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.

20. DEFAULT AND ACCELERATION OF RENT. In the event that: (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE's property; (b) LESSEE shall default in the observance of performance of any of LESSEE'S covenants, agreements or obligations hereunder, other than substantial monetary payments as provided below, and such default shall not be corrected within thirty (30) days after written notice thereof: or (c) LESSEE vacates the leased premises without continuing to pay rent, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice to reenter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, or any substantial invoice for goods and/or services or other sum herein specified, and such default shall continue for ten (10) days after written notice thereof, and because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then in addition to the foregoing remedies the entire balance of rent which is due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time. LESSEE shall pay LESSOR interest at the rate of twelve percent (12%) per annum on any payment from LESSEE to LESSOR which is past due.

21. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when left at the leased premises addressed to LESSEE, or served by constable, or sent to the leased premises by certified mail, return receipt requested, postage prepaid, addressed to LESSEE with a copy to Palmer & Dodge, One Beacon Street, Boston, MA 02108,
ATTN: Michael Lytton, Esq. Any notice from LESSEE to LESSOR relating to the leased premises or the occupancy thereof shall be deemed duly served when served by constable, or delivered to LESSOR by certified mail, return receipt requested, postage prepaid, addressed to LESSOR at 200 West Cummings

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Park, Woburn, MA 01801 or at LESSOR'S last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in service of any notice.

22. OCCUPANCY. In the event that LESSEE takes possession of said leased premises prior to the start of said term, LESSEE will perform and observe all of LESSEE's covenants from the date upon which LESSEE takes possession except the obligation for the payment of extra rent for any period of less than one month. LESSEE shall not remove LESSEE's goods or property from the leased premises other than in the ordinary and usual course of business, without having first paid and satisfied LESSOR for all rent which may become due during the entire term of this lease. In the event that LESSEE continues to occupy or control all or any part of the leased premises after the agreed termination of this lease without the written permission of LESSOR, then LESSEE shall be liable to LESSOR for any and-all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply except that rent shall be due in fully monthly installments at a rate of one hundred fifty (150) percent of that which would otherwise be due under this lease. It being understood between the parties that such extended occupancy is as a tenant at sufferance and is solely for the benefit and convenience of LESSEE and as such has greater rental value. LESSEE's control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

23. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs* and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, or any similar body. * See attached plan

24. OUTSIDE AREA. No goods, equipment, or things of any type or description shall be held or stored outside the leased premises at any time without prior written consent from LESSOR. Any goods, equipment or things left outside the leased premises without LESSOR's prior written consent shall be deemed abandoned and may be removed at LESSEE's expense without notice by LESSOR. A single two-yard capacity dumpster is hereby provided and serviced at its expense by whichever disposal firm may from time to time be designated by LESSOR. If a dumpster is provided on a shared cost basis, LESSEE shall pay its proportionate share of the costs associated with said dumpster.

25. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to heating equipment from solvents, degreasers, cutting oils, propellants, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time except in compliance with all applicable statutes, regulations, ordinances and the

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like, and LESSEE shall be solely responsible for any and all corrosion or other damage associated with the use, storage and/or disposal of same by LESSEE.

26. RESPONSIBILITY. Neither LESSOR nor OWNER shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source,or for the cessation of any service rendered customarily to said premises or buildings, or agreed to by the terms of this lease, due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building or any cause beyond LESSOR's immediate control.

27. SURRENDER. LESSEE shall at the termination of this lease remove all of LESSEE's goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, including but not limited to any offices, partitions, window blinds, floor coverings (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, air or gas distribution piping, compressors overhead cranes, hoists, trolleys or conveyors, counters, shelving or signs attached to walls or floors, all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings or equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor or ceiling, of which have been directly wired to any portion of the electrical system of which have been plumbed to the water supply, drainage or venting systems serving the leased premises, and LESSEE shall deliver the leased premises sanitized from any chemicals or other contaminants, and broom clean and in the same condition as they were at the commencement of this lease or any prior lease between the parties for the leased premises or as they were modified during said term, with LESSOR's written consent, reasonable wear and tear and damage by fire, other casualty or LESSOR's negligence or its misconduct is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control, or to sell at public or private sale (without notice), any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such abandoned property. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

28. GENERAL. (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable only for obligations occurring while lessor, owner, or master lessee of the premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within two years after the cause of action has occurred and only in a court of the Commonwealth of Massachusetts. (d) If LESSOR or LESSEE is acting under or as agent for any trust, limited partnership or corporation

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individually. (e) IF LESSOR is not the owner (OWNER) of the leased premises,
LESSOR represents that said owner as identified below has agreed to be bound by the terms of this lease. (f) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between said parties. No other oral or written representation shall have any effect hereon, and this agreement may not be altered, extended or amended except by written agreement attached hereto or as otherwise provided herein. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use except as provided in the Rider to Lease. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use due diligence to obtain possession for LESSEE at the earliest possible date, and a proportionate abatement of rent for such time as LESSEE may be deprived of possession of said leased premises shall be LESSEE's sole remedy as provided in the Rider to Lease. (j) Neither the submission of this lease form, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that this lease shall not bind either party in any manner whatsoever until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is in default of any terms or conditions hereof continuing beyond any applicable notice or grace periods. (1) The headings in this lease are for any convenience only and shall not be considered part of the terms hereof. (m) No endorsement by LESSEE on any check shall bind LESSOR in any way.

29. SECURITY AGREEMENT. LESSEE hereby grants LESSOR a continuing security interest in all existing or hereafter acquired personal property, fixtures and equipment (but not any intellectual property) of LESSEE which is in the leased premises to secure the payment of rent, the cost of leasehold improvements, and the performance of any other obligations of LESSEE under this lease. Default in the payment or performance of any of LESSEE's obligations hereunder is a default under this Security Agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a Secured Party under the Uniform Commercial Code. LESSEE also agrees to execute a UCC-1 Financing Statement and any other financing agreement required by LESSOR in connection with this security interest.

30. WAIVERS, ETC. No consent or waiver, express or implied, by either party to or of any other breach of the same or any other covenant, condition or duty of the other party shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

31. AUTOMATIC FIVE-YEAR EXTENSIONS. THIS PARAGRAPH DOES NOT APPLY.

32. ADDITIONAL PROVISIONS. (Continued on attached rider if necessary.)

                  - See Attached Rider -

IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and common seals and intend to be legally bound hereby this 20th day of December 1996.

LESSOR:    CUMMINGS PROPERTIES MANAGEMENT, INC.
LESSEE:    ARQULE PARTNERS, L.P.
           as agent for BEAUTYREST PROPERTY, INC. & WRB, INC.

By: /s/ William S. Cummings            By: /s/ Eric Gordon
   -----------------------------           -----------------------------


                                    GUARANTY

THIS PARAGRAPH DOES NOT APPLY

                      CUMMINGS PROPERTIES MANAGEMENT, INC.

                                  STANDARD FORM

                              AMENDMENT TO LEASE #1
                                                ----

     In connection with a lease in effect between the parties at 200 Boston Avenue, Suite 3600, Medford, Massachusetts, executed on December 20, 1996 and terminating July 30, 2001 and in consideration of the mutual benefits to be derived herefrom, Cummings Properties Management, Inc., LESSOR, and ArQule Inc., LESSEE, hereby agree to amend said lease as follows:

1. LESSOR, at LESSOR's sole cost, shall modify the leased premises according to a mutually agreed upon plan attached hereto within thirty (30) days following the full execution of this amendment and the attached plan.

2. As a result of these modifications, the size of the "as is" Expansion Area designated in Paragraph B of the Rider to Lease is hereby decreased by approximately 2,351 square feet (including 10.65% common area), from approximately 6,296 square feet (including 10.65% common area) to a new total of 3,945 square feet (including 10.65% common area).


3. Effective March 1, 1997, the rent discount provided for in Paragraph D of the Rider to Lease is changed from $3,659.55 to $2,293.03 per month. Paragraph D shall continue to apply in all other respects.

4. *LESSOR and LESSEE hereby waive any and all rights to a JURY trial in any summary process or eviction proceeding in any way arising out of the lease.

All other terms, conditions and covenants of the present lease shall continue to apply. This amendment shall be effective upon full execution and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s).

     In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals __th this day of _________, ____.


LESSOR:  CUMMINGS PROPERTIES                LESSEE:  ARQULE INC.
         MANAGEMENT, INC.
         as agent for: BEAUTYREST
         PROPERTY, INC. & WRB, INC.
                                                     --------------------------

      By:                                         By: /s/ Eric Gordon
         -------------------------                   --------------------------

Cummings Properties
200 West Cummings Park
Woburn, MA  01801
(617) 935-8000


                                     ARQULE
                          200 BOSTON AVENUE, SUITE 1000


             UPGRADED FINISH SPECIFICATIONS AS SHOWN ON PLANS A & B


1.    CPMI standard plush carpet upgrade.

2.    Border carpet in Reception, Conference, Bullpen area, CEO & CSO offices.

3.    2 X 2 appearance tegular edge ceiling tile.

4. Open ceiling structure in bullpen area. Includes relocating existing HVAC equipment, painting of ceiling and ductwork and encasing electrical wiring in conduit.

5. Construct standard full height partitions around central open bullpen area.

6.    2 x 4 fluorescent parabolic lights throughout (except at storage area).

7.    Up to 10 downlights with dimmable switches - locations per ArQule request.

8.    Up to 8 wall washer lights - locations per ArQule request.

9.    Mahogany stained oak veneer doors with metal frames.

10.   Tempered 2' - 6" x 5' glass sidelights in drywall partitions.

11.   Glass wall for main conference room.

12.   Sound attenuation insulation in noted drywall partitions.

13.   Vertical blinds at exterior windows.

14.   Upgraded flooring at lobby (low profile), carpet or VCT.

15.   Gypcrete or localized floor leveling throughout.

16.   Tenant selected off-white flat wall paint color.

17.   92 Montvale Ave paint colors for door and window frames.

18.   HVAC separately zoned for Conference room and Exterior offices.

19.   Optional planter detail between CEO & CSO's offices.

20.   Low Ambient Kits

21.   Exit Signs

                      CUMMINGS PROPERTIES MANAGEMENT, INC.
                                  STANDARD FORM

                                 RIDER TO LEASE


The following additional provisions are incorporated into and made a part of the attached lease:

A. LESSOR, at an expense incorporated entirely into the base rent and at no further cost to LESSEE, shall modify the leased premises according to a mutually agreed upon plan attached hereto before or about the time LESSEE takes possession of the leased premises. LESSEE acknowledges and agrees that the materials and finishes to be incorporated into said modifications are upgrades from LESSOR's building standard.

B. LESSEE agrees to accept approximately 6,296 square feet (including 10.65% common area) of the leased premises, shown on the attached plan as "Expansion Area," free of trash and debris and broom clean, but otherwise strictly in "as is" condition. To the best of LESSOR's knowledge and belief, all existing building systems providing water, sewer, sprinkler, electrical, and HVAC services to the leased premises are in good working order, condition and repair, and the floor slabs, load-bearing walls and other structural members located in or serving the premises are free from all materials defects.

C. If requested in writing to do so by LESSEE, LESSOR, at an expense incorporated entirely into the base rent and at no further cost to LESSEE, shall modify the Expansion Area in accordance with LESSOR's standard construction specifications, using LESSOR's building standard materials and an open office layout with perimeter offices, and as further shown on a plan to be mutually agreed upon by the parties.

D. Notwithstanding monthly rent as provided in Section 1 herein, LESSEE may deduct $3,659.55 per month from each monthly rental payment due from March 1, 1997 through the earlier of: (i) February 28, 1998; or (ii) LESSOR's substantial completion of the modifications described in Paragraph C above, provided LESSOR receives each such monthly payment via electronic fund transfer on or before the first day of the month for which that rent is due and LESSEE is not otherwise in default of the lease or in arrears of any rent or invoice payments. Time is of the essence.

E. * With respect to any condition existing prior to the commencement of this lease, LESSOR shall hold LESSEE harmless from any and all suits, judgments, or liabilities, for any "release", as defined in Section 101(22) of the comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), of any "hazardous substance" as defined in Section 101(14) of CERCLAS, or any petroleum (including crude oil or any fraction thereof) as a result of any activity on the property of which the leased premises are a part occurring prior to LESSEE's occupancy and not caused by LESSEE.

F. LESSOR represents that, to the best of its knowledge and belief, the common areas serving the leased premises are in compliance with current requirements of the Americans with Disabilities Act of 1991 ("ADA") for LESSEE's use as set forth in Section 3 hereinabove. If LESSEE receives written notice from any enforcement authority at any time, however, that any of said common areas are not in compliance with the ADA as now written, then LESSEE shall serve LESSOR with written notice thereof. LESSOR shall then have sixty (60) days to correct any noncomplying element, at LESSOR's sole expense, and if LESSOR fails to complete, or to be diligently pursuing completion of, any necessary corrective action within said sixty (60) day period, then LESSEE may elect to cancel this lease without penalty by serving LESSOR with thirty (30) days prior written notice.

G. * LESSEE shall have access to the leased premises seven (7) days per week, twenty-four (24) hours per day. LESSEE acknowledges and agrees that LESSOR has no responsibility for providing any security services for the leased premises, and LESSEE assumes any and all risks arising out of this unlimited access provision.

H. LESSEE's agreement to subordinate this lease to any and all mortgages and/or other instruments in the nature of a mortgage, now or at any time hereafter, is conditional upon the mortgagee's agreement that LESSEE's possession will not thereafter be disturbed so long as LESSEE is not in default beyond any applicable grace period in the payment of rent or other covenants or obligations hereof.

I. LESSEE shall reasonably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from LESSOR, provided LESSEE is not in arrears beyond any applicable grace period of any rent or invoice payment and is in full compliance with all terms, conditions and obligations provided herein.

J. LESSOR agrees to maintain casualty insurance in a commercially reasonable amount for the building of which the leased premises are a part.

K. * Whenever LESSOR's or LESSEE's consent, agreement or approval is required under this lease, said consent, agreement or approval shall not be unreasonably withheld or delayed.

L. With respect to Section 13, LESSOR shall be subject in entering the leased premises to reasonable security and safety conditions, if any, set forth in advance written notice given by LESSEE to LESSOR. LESSOR shall exercise such right of entry in a manner reasonable under the circumstances to minimize any disruption to LESSEE's business and shall restore any damage to the leased premises occasioned by LESSOR's negligence.

M. With respect to Section 26, LESSOR shall use reasonable efforts to restore any interrupted service or utilities. notwithstanding any provisions in this lease to the contrary, if (1) the leased premises or any material portion thereof are rendered untenantable by reason of the negligence or misconduct of LESSOR and (2) such untenantability continues for more than five consecutive business days, then to the extent such untenantability is not covered by LESSEE's business interruption insurance policy, a fair and just proportion of the base rent and other charges, according to the nature and extent of such untenantability, shall abate for the period of such untenantability.

N. In the event the OWNER sells the property of which the leased premises are a part or said property is foreclosed upon by mortgagee, the LESSOR agrees to transfer any security deposit to the purchaser or foreclosing mortgagee, as applicable.

O. With respect to Section 5, heating and cooling will be available for the leased premises 24 hours per days, seven days per week during the heating and cooling seasons.

P. LESSEE shall have the right to assign this lease or sublet the leased premises to an affiliated corporation, namely a corporation in which LESSEE owns at least a forty percent interest, which owns at least a forty percent interest in LESSEE, with which LESSEE merges, or which is formed as a result of a merger or consolidation involving LESSEE, without further consent from LESSOR, provided LESSEE os notifies LESSOR in writing to that effect on a timely basis. The provisions of Section 11 shall govern said assignment in all other respects.

Q. Notwithstanding the provision of Section 29, LESSOR agrees to subordinate LESSOR's security interest to that of an institutional or other commercial lender, a pension fund or a venture capital entity as requested by LESSEE in writing for the financing of LESSEE's business operations at the leased premises.

R. In the event of any conflict between any provision of this lease and any rule made by LESSOR with respect to the leased premises pursuant to
      Section 15, the provision of this lease shall govern.

S. Beautyrest Property, Inc. and WRB, Inc., owners of the leased premises referred to in Section 28 above, hereby consent to this lease and agree to recognize all rights of LESSEE hereunder.

T. LESSOR agrees to perform its maintenance and repair obligations hereunder in a professional and workmanlike manner.

U. LESSOR and LESSEE do hereby mutually release and discharge each other of and from all liability and responsibility to the other for any loss, damage or liability covered by insurance carried (or required hereunder to be carried) by the party suffering such loss, claim or liability if and to the extent that the written release and discharge do not invalidate or adversely affect any applicable insurance.

V. In the event this lease is terminated and LESSOR receives judgment for accelerated rent in accordance with the provisions of Section 20 herein, LESSOR agrees to make reasonable efforts to re-let the leased premises and otherwise mitigate its damages resulting from such termination. LESSOR shall credit LESSEE for any rents actually received by LESSOR over the balance of the lease term minus any costs incurred by LESSOR in re-letting the premises. LESSOR's failure to re-let the leased premises despite LESSOR's reasonable efforts shall not limit LESSEE's liability hereunder.

W. LESSOR hereby represents that as of the date of execution of this lease, the leased premises are not encumbered by any mortgage or instrument in the nature of a mortgage.

X. LESSOR shall list LESSEE on the directory in the lobby at the building at 200 Boston Avenue.

W. LESSEE shall have the option to extend the lease term for one additional five (5) year period by giving written notice to LESSOR not more than twelve (12) months and not less than six (6) months prior to the expiration of the initial term. If LESSEE exercises such option, the extended term shall be at LESSOR's published market rate for similar space upon the same conditions, escalations, etc. as are in effect under this lease immediately preceding the commencement of such option period, and LESSEE shall have no further rights or options whatsoever to extend the term beyond the expiration of such extended term. Time is of the essence.

Z. * Prior to the termination date of this lease, LESSEE may remove the following equipment supplied and installed by LESSEE if LESSEE has satisfactorily complied with all other conditions of this lease and if LESSEE repairs any and all damage resulting from such removal and restores the leased premises to their condition prior to the installation of said equipment as described below. All on a timely basis prior to the end of the lease term. Time is of the essence.

      a. Modular workstation furniture. The electrical, phone and data junction boxes will be left or removed (with all damage repaired) at LESSOR's sole discretion.

      b. Residential refrigeration. All plumbing, electrical and refrigeration hookups will be removed, patched and/or capped at LESSOR's sole discretion and wall damage repaired.

      c. Dishwashers and microwaves. Plumbing and electrical hookups will be removed, patched and/or capped at LESSOR's sole discretion and wall damage repaired.

      d. Phone system, including the central phone module and handsets. The associated wiring and wall jacks will be left or removed (with wall damage repaired) at LESSOR's sole discretion.

      e. Security system, including central monitoring unit, associated wiring, door releases, sensors and alarms. All wall, door and window damage to be repaired by LESSEE.

      f. Computer network, including the central file server(s), hubs, patch panel, PC and printers. The associated wiring and wall jacks will be left or removed (with wall damage repaired) at LESSOR's sole discretion.



LESSOR: CUMMINGS PROPERTIES                    LESSEE: ARQULE, INC.
MANAGEMENT, INC.


By: /s/ W. S. Cummings                         By: /s/  Eric Gordon
    -------------------------                      ---------------------------
    President                                      Eric Gordon


Date:    12/20/96                               Date:   11/18/96
     ------------------------                        -------------------------

ARQULE FINISHES  Suite 1000, 200 Boston Avenue, Medford, MA  01801
---------------  -------------------------------------------------

Relating to Mutually Agreed Upon Lease Proposal Plan Revised and Dated: December 19, 1996

*  CARPET

      Field   Color: #4528-502 (Oasis) Permapoint collection by Stevens Carpet.

      Border  Color: #4025-560 (Cactus) Permapoint collection by Stevens Carpet.

*  PAINT

1. Color: Polar White, TWT, SW2423, Sherwin Williams

      General Office interiors, Conference room (wall area above chair rail), existing Restrooms, Corridor at North stairs, Library and Kitchen.

2. Color: Polymix, #6004 TA 55, Gallery 6000

      Common Corridors, CEO's & CSO's Offices, Conference Room below chair rail, New Restrooms & Reception Area (including soffit).

3. Color: CMPI standard Gray

      All interior door and window frames and frame at entry door on Common Corridor side.

4. Color: Black

      At Open Area ceiling, exposed piping, mechanical system & conduit. Paint to extend approximately one foot down from ceiling along wall surface.

*  FLOOR BASE

      CPMI standard. Nafco - 69 Blue/Gray 2-1/2" vinyl base

      Carpet base shall be installed at all walls with Polymix fleck paint. Carpet color #4528-502 (Oasis) Permapoint collection by Stevens Carpet.

*  PLASTIC LAMINATE

      COUNTER TOPS in Restroom & FAX/Copy room - Graydust #1816-75 by Formica

      LIGHT VALANCES in Restrooms - Grayfog #961 by Formica

      WINDOW SILLS - CPMI building standard

*  VINYL COMPOSITION TILE (VCT)

      Storage Room, Telephone Room & Kitchen- CPMI std., Pewter Gray #V-858 by Azrock.

*  CEILING TILE

      2 X 4 "Second Look" tile by Armstrong.

*  KITCHEN CABINETRY

      Install 10 LF of new base cabinets and associated electrical receptacles (see attached sketch). Rough plumbing to dishwasher and beverage dispenser to be installed by CPMI. Dishwasher shall be supplied by ArQule and installed by CPMI. Beverage dispenser and refrigerator shall be both supplied and installed by ArQule.

*  SOUND ATTENUATION

      At walls of Offices 119 & 120 and walls of Conference Room.

*  LIGHTING/ELECTRICAL

      All Switches, receptacles, dimmers and associated cover plates shall be gray in color.

      Track Lighting: Lightolier, #8258WH (Matte White) w/accessory holder 8593 or equal.

                  14 heads total, approximately 5 feet apart.

      Down lights, wall washers, wall sconces and parabolic lighting shall be CPMI building standards.

*  DOORS AND DOOR HARDWARE

      All door hardware shall have a lever handle with silver finish.

      All doors except unit entry door shall be oak veneer panels with mahogany stain and clear polyurethane finish.

      Entry door shall be tempered glass with aluminum frame painted gray to match door trim.



                                        FINAL PLANS
                                        /s/ Eric Gordon
                                        --------------------------------
                                        signature